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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-11759 and 333-32785) pertaining to the 1993 Amended Incentive Stock Plan, the 1996 Employee Stock Purchase Plan, and the 1996 Director Option Plan of Microcide Pharmaceuticals, Inc. of our report dated February 9, 1998 with respect to the financial statements of Microcide Pharmaceuticals, Inc. for the year ended December 31, 1997 included in this Annual Report on Form 10-K, for the year ended December 31, 1997.


                                                   ERNST & YOUNG LLP

Palo Alto, California
March 25, 1998